UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 24, 2013

Blue Water Ventures International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-120967	20-1204606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1765 Country Walk Drive, Fleming Island, FL 32003
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (904) 215-7601

(Former name or former address, if changed since last report.) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Echange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13-e4(c))

SECTION 8.01 - OTHER EVENTS

BWVI Announces Projected Range of Dates for the Filing of its Form 8-K containing the December 31, 2011 Financial Statement……

Jacksonville, FL – Blue Water Ventures International, Inc. (the “Company”) (OTC Trading symbol “BWVI”) announced today that its auditors have advised that their audit of the Company’s financial statements for the years ending December 31, 2009, December 31, 2010, and December 31, 2011 are in the final review process and that the Company anticipates being able to amend its Form 8-K, filed with the US Securities and Exchange Commission (the “SEC”) on June 21, 2012 within the first two weeks of January, 2013.  Once filed, the Company anticipates filing its quarterly reports ending June 30, 2012 and September 30, 2012 shortly thereafter.  While it may take a bit longer to file its annual report on Form 10-K with the SEC for the year ending December 31, 2012, the Company believes that it will not face the same delays that it experienced with the preparation of its audited financial statements for the previous periods, but no assurance can be given in this regard.  Forms 10-Q for the periods ending March 31, 2013, June 30, 2013 and September 30, 2013 will be filed as soon as practicable thereafter.

The Company did not anticipate the lengthy process that the audit of its financial statements would take; however the Company is pleased with the fact that the Company’s auditors are in the final stages of completing their audit and accurately reflecting the financial complexity of the Company.

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Matters discussed in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on various assumptions, including, without limitation, those relating to our auditors responding to us in a reasonable, timely and prompt manner.

Blue Water Ventures International, Inc.
W. Keith Webb (904)215-7601
keith@bwvkw.com
Investor Relations
Source: BLUE WATER VENTURES INTERNATIONAL, INC.
Released: December 24, 2013

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Blue Water Ventures International, Inc. Press Release Issued December 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE WATER VENTURES INTERNATIONAL, INC.
         (Registrant)

Date: December 24,2013	/s/ W. Keith Webb
W. Keith Webb, President